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                                                                      EXHIBIT 11

                     VIRAGEN (EUROPE) LTD. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                                  (UNAUDITED)

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
                                                 THREE MONTHS ENDED           NINE MONTHS ENDED
                                                      MARCH 31,                   MARCH 31,
                                              -------------------------   -------------------------
                                                 2001          2000          2001          2000
                                              -----------   -----------   -----------   -----------
Basic and diluted weighted average common
  shares....................................   24,601,655    17,243,271    22,956,028    16,460,554
                                              ===========   ===========   ===========   ===========
Net loss....................................  $(2,048,304)  $(2,020,223)  $(5,358,056)  $(4,856,318)
                                              ===========   ===========   ===========   ===========
Basic and diluted loss per common share.....  $     (0.08)  $     (0.12)  $     (0.23)  $     (0.30)
                                              ===========   ===========   ===========   ===========
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